NEWS RELEASE

Coeur Announces C$25 Million Private Placement
Canadian Flow-Through Shares Private Placement to Advance Silvertip Exploration in British Columbia

Chicago, Illinois – June 21, 2023 – Coeur Mining, Inc. (“Coeur” or the “Company”) (NYSE: CDE) today announced that it has arranged a private placement (the “Offering”) of 5,276,154 flow-through common shares of the Company that will qualify as “flow-through shares” within the meaning of subsection 66(15) of the Income Tax Act (Canada) (the “flow-through shares”) for gross proceeds of approximately $19 million (C$25 million) and will be subject to a six-month hold period. The Company has granted an overallotment option of up to 3,000,000 additional flow-through shares.

The proceeds of the Offering will be used exclusively for qualifying Canadian Exploration Expenditures (“CEE”) (as such term is defined in the Income Tax Act (Canada), in conducting an exploration and mineral resource evaluation program on the Silvertip Property in British Columbia to determine the existence, location, extent, and quality of the silver, lead, and zinc on the Silvertip Property. Prior to the Offering, Coeur received an affirmative Advance Income Tax Ruling from the Canada Revenue Agency confirming the tax consequences of certain aspects of the Offering.

The flow-through shares will be privately placed with investors in certain provinces in Canada pursuant to applicable exemptions from the prospectus requirements. The initial Offering is expected to close on or about June 27, 2023 and, if the overallotment option is exercised, subsequent Offering is expected to close on or about July 20, 2023. The Offering will be subject to the satisfaction or waiver of customary closing conditions.

The flow-through shares will only be offered and sold outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “U.S. Securities Act”). The Offering has not been, and will not be, registered under the U.S. Securities Act or any U.S. state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, United States persons absent registration or any applicable exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws.

This news release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Coeur
Coeur Mining, Inc. is a U.S.-based, well-diversified, growing precious metals producer with four wholly-owned operations: the Palmarejo gold-silver complex in Mexico, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska and the Wharf gold mine in South Dakota. In addition, the Company wholly-owns the Silvertip silver-zinc-lead exploration project in British Columbia.

Cautionary Statements
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding the Company’s Silvertip exploration project and the tax treatment of the flow-through shares. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the tax treatment of the flow-through shares, the risk that exploration efforts will not occur on a timely basis or at all, the risks and hazards inherent in the mining business (including risks inherent in exploration and development activities, environmental hazards, industrial accidents, weather or geologically-related conditions), changes in the market prices of gold, silver, zinc and lead and a sustained

NEWS RELEASE

lower price or higher treatment and refining charge environment, the uncertainties inherent in Coeur’s production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, changes in mining laws, ground conditions and, grade and recovery variability, any future labor disputes or work stoppages (involving the Company and its subsidiaries or third parties), the uncertainties inherent in the estimation of mineral reserves, changes that could result from Coeur’s future acquisition of new mining properties or businesses, the loss of access or insolvency of any third-party refiner or smelter to which Coeur markets its production, the potential effects of the COVID-19 pandemic, including impacts to the availability of our workforce, continued access to financing sources, government orders that may require temporary suspension of operations at one or more of our sites and effects on our suppliers or the refiners and smelters to whom the Company markets its production and on the communities where we operate, the effects of environmental and other governmental regulations and government shut-downs, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s most recent reports on Form 10-K and 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

For Additional Information
Coeur Mining, Inc.
200 S. Wacker Drive, Suite 2100
Chicago, Illinois 60606
Attention: Jeff Wilhoit, Director, Investor Relations
Phone: (312) 489-5800
www.coeur.com

Source: Coeur Mining
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